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                                                                      Exhibit 11

                STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
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


                                Six Months Ended June 30,
                                -------------------------
                                    1997         1996
                                -----------  ------------
Earnings per common share
  Primary                          $   0.99      $   1.02
  Average shares outstanding        637,160       637,160
  Fully diluted                    $   0.99      $   1.02
  Average shares outstanding        637,160       637,160
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